                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        LEAP WIRELESS INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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

                                   [LWI LOGO]
                           10307 Pacific Center Court
                          San Diego, California 92121
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 14, 1999

To the Stockholders of Leap Wireless International, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Leap Wireless International, Inc., a Delaware corporation (the "Company"), will be held at the San Diego Marriott -- La Jolla, 4240 La Jolla Village Drive, San Diego, California 92037, on Thursday, January 14, 1999 at 9:00 a.m. local time, for the following purposes:

     1. To elect two Class I directors to hold office until the 2002 Annual Meeting of Stockholders.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending August 31, 1999.

     3. To transact such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on November 30, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ HARVEY P. WHITE
                                          Harvey P. White
                                          Chairman of the Board,
                                          Chief Executive Officer and President
San Diego, California
December 11, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   [LWI LOGO]
                           10307 Pacific Center Court
                          San Diego, California 92121

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Leap Wireless International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, January 14, 1999, at 9:00 a.m. local time (the "Annual Meeting"), or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the San Diego Marriott -- La Jolla, 4240 La Jolla Village Drive, San Diego, California 92037. The approximate date on which this proxy statement and the accompanying proxy card are first to be sent to stockholders is December 11, 1998.

SOLICITATION

     The Company will pay the cost of soliciting proxies for the upcoming Annual Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and the Company will reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company has also retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies at an estimated cost of $8,000, plus certain out-of-pocket expenses.

VOTING RIGHTS AND OUTSTANDING SHARES

     Stockholders of record at the close of business on November 30, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 17,698,727 shares of Common Stock.

     Stockholders of record on such date will be entitled to one vote on all matters to be voted upon for each share of Common Stock held.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (i.e., shares held by a broker or nominee that are represented at the meeting but which the broker or nominee is not empowered to vote on a particular proposal) are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 10307 Pacific Center Court, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record at the close of business on November 30, 1998 may vote in person if present at the meeting, whether or not he or she has previously given a proxy. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at seven. The Company's Amended and Restated Certificate of Incorporation and Bylaws also provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.

     Two seats on the Board of Directors, currently held by James E. Hoffmann and Michael B. Targoff, have been designated as Class I Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting.

     Each of the nominees for election to this class is currently a Board member of the Company who was previously elected by QUALCOMM Incorporated ("QUALCOMM"), the sole stockholder of the Company at the time of election. If elected at the Annual Meeting, each of the two nominees would serve until the 2002 Annual Meeting, in each case until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

     Biographical information for each person nominated as a director, and for each person whose term of office as a director will continue after the Annual Meeting, is set forth below.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

JAMES E. HOFFMANN

     James E. Hoffmann, 48, has served as Senior Vice President, General Counsel, Secretary and a Director of the Company since its formation in June 1998. Prior to joining the Company, he served as Vice President, Legal Counsel of QUALCOMM from June 1998 to September 1998. From February 1995 until June 1998, he served as Vice President of QUALCOMM and Division Counsel for the Infrastructure Products Division, having joined QUALCOMM as Senior Legal Counsel in June 1993. Prior to joining QUALCOMM, Mr. Hoffmann was a partner in the law firm of Gray, Cary, Ames & Frye, where he practiced transactional corporate law. He holds a B.S. degree from the United States Naval Academy, an M.B.A. degree from Golden Gate University and a J.D. degree from University of California, Hastings College of the Law.

MICHAEL B. TARGOFF

     Michael B. Targoff, 54, has served as a Director of the Company since September 1998. He is founder and CEO of Michael B. Targoff and Co., a company that seeks controlling investments in telecommunications and related industry companies. From its formation in January 1996 through January 1998, Mr. Targoff was President and Chief Operating Officer of Loral Space & Communications Limited. Prior to that, Mr. Targoff was Senior Vice President of Loral Corporation. From 1991, Mr. Targoff was a Director and a principal Loral executive responsible for Loral's satellite manufacturing joint venture with Alcatel, Aerospatiale, Alenia and Daimler Benz Aerospace. Mr. Targoff was also the President and is a Director of Globalstar Telecommunications Limited, the company that is the public owner of Globalstar, Loral's global mobile satellite system. Mr. Targoff is also a Director of Foremost Corporation of America. Prior to joining Loral Corporation in 1981, Mr. Targoff was a Partner in the New York law firm of Willkie Farr and Gallagher. Mr. Targoff attended Brown University where he received a B.A. degree in 1966. From Columbia University School of Law, he earned a J.D. degree in 1969 and was a Hamilton Fisk Scholar and Editor of the Columbia Journal of Law and Social Problems.

                       THE BOARD OF DIRECTORS RECOMMENDS
                  A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

THOMAS J. BERNARD

     Thomas J. Bernard, 66, has served as Executive Vice President and a Director of the Company since its formation in June 1998. Prior to joining the Company, he served as a Senior Vice President of QUALCOMM from April 1996 through June 1998. From April 1996 until June 1998, he was also General Manager of the Infrastructure Products Division of QUALCOMM. He had retired in April 1994, but returned to QUALCOMM in August 1995 as Executive Consultant and became Senior Vice President, Marketing, in December 1995. Mr. Bernard first joined QUALCOMM in September 1986. He served as Vice President and General Manager for the OmniTRACS division and in September 1992 was promoted to Senior Vice President. From March 1982 to September 1986, Mr. Bernard held various positions at M/A-COM LINKABIT. Prior to joining QUALCOMM in September 1986, Mr. Bernard was Executive Vice President and General Manager, M/A-COM Telecommunications Division, Western Operations. Mr. Bernard served on the Board of Directors of Sigma Circuits, Inc., a circuit board manufacturing company, from April 1995 to July 1998.

ALEJANDRO BURILLO AZCARRAGA

     Alejandro Burillo Azcarraga, 46, has served as a Director of the Company since September 1998. He has more than 30 years experience working for, and holds 14% of the controlling interest in, Grupo Televisa ("Televisa"). Mr. Burillo presently serves as Vice-Chairman of the Board of Directors and President of International Affairs of Televisa, positions to which he was appointed in 1997. Previously and since 1991, Mr. Burillo served as Vice-Chairman of the Board and Chief Operating Officer of Televisa. Mr. Burillo also holds a controlling interest in Grupo Pegaso, a private investment group with interests in various industries including cable television, communications, retail electronics, real estate, sports and entertainment. Mr. Burillo also serves as a Board Member of Grupo Desc, an NYSE-listed company and one of Mexico's main industrial groups.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

HARVEY P. WHITE

     Harvey P. White, 64, has served as Chairman of the Board, Chief Executive Officer, President and a Director of the Company since its formation in June 1998. He is one of the founders of QUALCOMM, and served as Vice Chairman of the Board of QUALCOMM from June 1998 to September 1998. From May 1992 until June 1998 he served as President of QUALCOMM and from February 1994 to August 1995 as Chief Operating Officer of QUALCOMM. Prior to May 1992, he was Executive Vice President and Chief

Operating Officer, and was also a Director of QUALCOMM since it began operations in July 1985 until he resigned in September 1998 when the Company became an independent, publicly-traded company. From March 1978 to June 1985, Mr. White was an officer of LINKABIT (M/A-COM LINKABIT after August 1980), where he was successively Chief Financial Officer, Vice President, Senior Vice President and Executive Vice President. Mr. White became Chief Operating Officer of LINKABIT in July 1979 and a Director of LINKABIT in December 1979. Mr. White is currently a director of Solana Technology Development Corp, a privately held multimedia technology start-up company. He holds a B.A. degree in Economics from Marshall University.

JEFFREY P. WILLIAMS

     Jeffrey P. Williams, 47, has served as a Director of the Company since September 1998. He has been a Managing Partner at Greenhill & Co., LLC, an investment banking firm, since 1998. From September 1996 to January 1998, Mr. Williams was Executive Vice President, Strategic Development and Global Markets for McGraw-Hill Companies, and from 1984 through 1996 he was an investment banker with Morgan Stanley and Company in their Telecommunications and Media Group. Mr. Williams has a Bachelor of Architecture from the University of Cincinnati and an M.B.A. degree with distinction from Harvard University Graduate School of Business Administration.

SCOT B. JARVIS

     Scot B. Jarvis, 38, is a cofounder and managing member of Cedar Grove Partners, LLC, a privately owned company formed to make investments in telecommunications ventures. From 1994 to 1996, Mr. Jarvis was a Vice President of Operations for Eagle River, Inc., a telecommunications investment company owned by Craig O. McCaw. While at Eagle River, Mr. Jarvis was the cofounder and acting President of Nextlink Communications, Inc., now a publicly traded competitive local exchange company (CLEC) controlled by Mr. McCaw. Mr. Jarvis was also responsible for certain operations and sat on the board of NEXTEL Communications, a nationwide provider of specialized mobile radio service. From 1985 to 1994, Mr. Jarvis held a number of executive positions at McCaw Cellular Communications which was sold to AT&T in August 1994. His responsibilities included Acquisitions and Development, International Development, and he operated two separate Cellular One Districts in California from 1990 to 1993. Including the Company and Nextlink, Mr. Jarvis serves on the Board of Directors of PulsePoint Communications, Inc., Metawave Communications Corp., and XYPoint Corporation.

                          BOARD AND COMMITTEE MEETINGS

     For the two months that the Company was in existence during the fiscal year ended August 31, 1998, the Company's Board of Directors acted solely through written consents. In September 1998, the Board created standing audit and compensation committees.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee will, among other things, recommend independent certified public accountants; review the scope of the audit examination, including fees and staffing; review the independence of the auditors; review and approve non-audit services provided by the auditors; review findings and recommendations of auditors and management's response; review the internal audit and control function; and review compliance with the Company's ethical business practices policy. The members of the Audit Committee are Messrs. Targoff and Williams.

     The Compensation Committee will review management compensation programs, approve compensation changes for senior executive officers, review compensation changes for senior management, and administer management stock plans. The members of the Compensation Committee are Messrs. Burillo, Jarvis and Williams.

COMPANY MANAGEMENT

     Biographical information for the executive officers of the Company who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board of Directors. The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. Officers are elected by the Board of Directors annually at its first meeting following the Annual Meeting of Stockholders.

     Daniel O. Pegg, 52, the Company's Senior Vice President, Public Affairs, served as Senior Vice President, Public Affairs of QUALCOMM from March 1997 to September 1998. Prior to joining QUALCOMM, Mr. Pegg was President and Chief Executive Officer of the San Diego Economic Development Corporation for 14 years. Mr. Pegg served on the Board of Directors of Gensia Pharmaceuticals from 1986 to 1996. Mr. Pegg holds a B.A. degree from California State University at Los Angeles.

     Leonard C. Stephens, 41, the Company's Senior Vice President, Human Resources, served as Vice President, Human Resources Operations for QUALCOMM from December 1995 to September 1998. Prior to joining QUALCOMM, Mr. Stephens was employed by Pfizer Inc., where he served in a number of human resources positions over a 14 year career. He holds a B.A. degree in Political Science from Howard University.

     Tom Willardson, 48, joined QUALCOMM in July 1998 to serve as Senior Vice President, Finance and Treasurer of the Company. From July 1995 to July 1998, Mr. Willardson was Vice President and Associate Managing Director of Bechtel Enterprises, Inc., a wholly-owned investment and development subsidiary of Bechtel Group, Inc. From January 1986 to July 1995, Mr. Willardson served as a principal at The Fremont Group, an investment company. Mr. Willardson was re-elected in June 1998 to serve as a Director of Cost Plus, Inc. where he has served as a Director since March 1991. He holds an M.B.A. degree from the University of Southern California and a B.S. degree in Finance from Brigham Young University.

                                   PROPOSAL 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending August 31, 1999 and has directed that management submit the selection of independent accountants to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company's financial statements for fiscal 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholders are not required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Company Common Stock as of November 1, 1998, by (i) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (ii) each director of the Company; (iii) the Company's Chief Executive Officer and the other four most highly paid executive officers of the Company (the "Named Executive Officers"); and (iv) all directors and officers of the Company as a group.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
          DIRECTORS, OFFICERS AND 5% SHAREHOLDERS             SHARES(2)      TOTAL
          ---------------------------------------             ---------    ----------
QUALCOMM Incorporated(3)....................................  5,500,000       23.8%
Harvey P. White(4)(5).......................................    344,263        1.9%
Thomas J. Bernard(5)(6).....................................      8,144          *
James E. Hoffmann(5)(7).....................................     10,348          *
Daniel O. Pegg(5)(8)........................................      8,110          *
Leonard C. Stephens(5)......................................      2,117          *
Alejandro Burillo Azcarraga.................................          0          *
Scot B. Jarvis..............................................        700          *
Michael B. Targoff..........................................          0          *
Jeffrey P. Williams.........................................          0          *
All Officers and Directors as a group (10 persons)..........    373,682        2.1%

---------------
 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and by Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned and has a business address of Leap Wireless International, Inc., 10307 Pacific Center Court, San Diego, California 92121. Applicable percentages are based on 17,651,772 shares of Leap Common Stock outstanding, adjusted as required by rules promulgated by the Commission.

(2) In addition to shares held in the individual's sole name, this column includes shares held by the spouse and other members of the named person's immediate household who share that household with the named person, and shares held in family trusts.

(3) Consists entirely of a Warrant to purchase shares of Leap Common Stock for approximately $6.11 per share, or an aggregate purchase price of approximately $33.6 million. The Warrant is fully exercisable immediately and expires in September 2008. QUALCOMM Incorporated's business address is 6455 Lusk Blvd., San Diego, California 92121.

(4) Includes 2,500 shares held in a foundation of which Mr. White disclaims beneficial ownership. Also includes 272,816 shares held in family trusts, 7,500 shares held in a Family Limited Partnership, 250 shares held in a charitable remainder trust, and 6,947 shares held in trusts for the benefit of relatives.

(5) Includes shares issuable upon exercise of options exercisable within 60 days of November 1, 1998 as follows: Mr. Bernard, 7,400 shares (including 2,900 shares subject to options held by Mr. Bernard's wife); Mr. Hoffmann, 5,650 shares; Mr. Pegg, 2,500; Mr. Stephens, 2,100; and Mr. White, 54,250 shares.

(6) Includes 60 shares held by Mr. Bernard's spouse.

(7) Includes 2,500 shares held in a custodial account for the benefit of Mr. Hoffmann's spouse.

(8) Includes 25 shares held in a custodial account for the benefit of Mr. Pegg, 25 shares held in a custodial account for the benefit of Mr. Pegg's spouse and 500 shares held for the benefit of Mr. Pegg's minor son.

DISTRIBUTION OF COMPANY COMMON STOCK

     From the Company's incorporation on June 24, 1998 until September 23, 1998, the Company was a wholly-owned subsidiary of QUALCOMM. On September 23, 1998, QUALCOMM distributed all of the Company's Common Stock as a taxable dividend to the holders of QUALCOMM Common Stock at the close of business on September 11, 1998. Each of such holders received one share of Company Common Stock for every four shares of QUALCOMM Common Stock that he or she owned.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

                           COMPENSATION OF DIRECTORS

     Directors of the Company do not receive any compensation for their services as director except that each non-employee director receives an option to purchase 20,000 shares of Company Common Stock when he or she first serves as a non-employee director and an option to purchase 10,000 additional shares of Company Common Stock at the time of each subsequent annual meeting that occurs while he or she continues to serve as a non-employee director.

     The exercise price for each option is the fair market value of the Company's Common Stock on the date the option is granted. Each option becomes exercisable over five years according to the following schedule: as long as the optionee continues to serve as a non-employee director, employee or consultant to the Company, 20% of the shares subject to the option first become exercisable on each of the first five anniversaries of the date of grant. Each option has a term of 10 years, provided that the options terminate 30 days after the optionee ceases to be a non-employee director, employee or consultant to the Company. Special exercise and termination rules apply if the optionee's relationship with the Company is terminated as a result of retirement at age 70 after at least nine years of service on the Board, permanent and total disability, or death.

     The Company also reimburses directors for their travel expenses incurred in connection with attendance at Board and Board committee meetings.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Company first hired employees on September 23, 1998. Prior to that date, all of the Company's executive officers were employees of QUALCOMM. As a result, the information set forth in the following tables reflects compensation earned by the Named Executive Officers for services they rendered to QUALCOMM as QUALCOMM employees during QUALCOMM's last three fiscal years.

     The services rendered by such individuals to QUALCOMM were, in some instances, in capacities not equivalent to the positions they currently hold with the Company. Therefore, these tables do not necessarily reflect the compensation that will be paid to the executive officers of the Company. Compensation paid to executive officers by the Company in its fiscal year ending August 31, 1999 will be reported in the Company's Proxy Statement for the Annual Meeting to be held in January 2000, the first annual meeting to occur after the end of fiscal year 1999.

                           SUMMARY COMPENSATION TABLE
                        (COMPENSATION PAID BY QUALCOMM)

                                         ANNUAL COMPENSATION(1)                  LONG-TERM
                              ---------------------------------------------    COMPENSATION
                                                                 OTHER          SECURITIES
NAME AND PRINCIPAL POSITIONS                                    ANNUAL          UNDERLYING         ALL OTHER
       AT THE COMPANY         YEAR    SALARY      BONUS     COMPENSATION(2)       OPTIONS       COMPENSATION(4)
----------------------------  ----   --------    --------   ---------------   ---------------   ---------------
Harvey P. White...........    1998   $477,853    $320,000      $      0           75,000           $108,902
  Chairman of the Board,      1997   $395,713    $250,000      $      0                0           $ 37,011
  Chief Executive Officer     1996   $354,963    $100,000      $      0           85,000           $ 34,437
  and President
Thomas J. Bernard.........    1998   $287,509    $120,000      $      0                0           $ 34,545
  Executive Vice President    1997   $245,142    $ 65,000      $      0                0           $  6,086
  and Director                1996   $186,976    $ 40,000      $      0           60,000           $      0
James E. Hoffmann.........    1998   $178,930    $ 60,000      $      0            4,000           $ 13,899
  Senior Vice President,      1997   $149,283    $ 50,000      $      0            3,000           $ 10,048
  General Counsel,            1996   $131,646    $ 20,000      $      0            4,000           $  9,418
  Secretary and Director
Leonard C. Stephens.......    1998   $176,930    $ 55,000      $104,947            6,000           $  2,258
  Senior Vice President,      1997   $146,828    $ 45,000      $ 42,268            3,000           $  1,816
  Human Resources             1996   $112,711    $ 25,000      $ 43,644           15,000           $      0
Daniel O. Pegg............    1998   $209,868    $ 68,000      $      0                0           $ 41,745
  Senior Vice President,      1997   $111,174(3) $ 55,000      $      0           50,000           $  3,463
  Public Affairs              1996   $      0    $      0      $      0                0           $      0

---------------
(1) As permitted by rules established by the Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus.

(2) In December 1995, Leonard C. Stephens joined QUALCOMM as Vice President of Human Resources. QUALCOMM made payments related to his relocation as shown above and in its 1998 fiscal year reimbursed Mr. Stephens $50,705 for income taxes arising from the relocation payment.

(3) Mr. Pegg joined QUALCOMM in March 1997. If he had been employed by QUALCOMM during the entire 1997 fiscal year at the same annual base salary rate, his salary for fiscal 1997 would have been $212,000.

(4) Includes QUALCOMM matching 401(k) contributions, executive benefits payments, executive retirement stock matching, and financial planning services as follows:

                                     QUALCOMM
                                     MATCHING      EXECUTIVE      EXECUTIVE       FINANCIAL      TOTAL
                                      401(k)       BENEFITS       RETIREMENT      PLANNING       OTHER
           NAME             YEAR   CONTRIBUTIONS   PAYMENTS    CONTRIBUTIONS(1)   SERVICES    COMPENSATION
           ----             ----   -------------   ---------   ----------------   ---------   ------------
Harvey P. White...........  1998      $ 2,313       $2,520         $48,919         $38,070      $108,902(2)
                            1997      $ 2,145       $2,520         $32,346         $     0      $ 37,011
                            1996      $ 2,191       $2,520         $29,726         $     0      $ 34,437
Thomas J. Bernard.........  1998      $ 2,659       $4,270         $26,532         $ 1,084      $ 34,545
                            1997      $ 1,816       $4,270         $     0         $     0      $  6,086
                            1996      $     0       $    0         $     0         $     0      $      0
James E. Hoffmann.........  1998      $ 2,659       $    0         $ 8,916         $ 2,324      $ 13,899
                            1997      $ 2,145       $    0         $ 7,903         $     0      $ 10,048
                            1996      $ 2,191       $    0         $ 7,227         $     0      $  9,418
Leonard C. Stephens.......  1998      $ 2,258       $    0         $     0         $     0      $  2,258
                            1997      $ 1,816       $    0         $     0         $     0      $  1,816
                            1996      $     0       $    0         $     0         $     0      $      0
Daniel O. Pegg............  1998      $14,048       $4,475         $ 9,174         $14,048      $ 41,745
                            1997      $     0       $    0         $ 3,463         $     0      $  3,463
                            1996      $     0       $    0         $     0         $     0      $      0

---------------
     (1) QUALCOMM has a voluntary retirement plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The participants receive a 50% company stock match on a maximum deferral of 15% of income payable only upon eligible retirement. Participants become fully vested in the stock benefit at age 65, with partial vesting beginning after the participant reaches the age of 61 and has at least three years of employment with QUALCOMM, or has participated in the plan for more than ten years. The employee contributions and the stock benefit are unsecured and subject to the general creditors of QUALCOMM. At September 27, 1998, 2,167 shares were vested on behalf of Harvey P. White and 536 shares were vested on behalf of Thomas J. Bernard.

     (2) Also includes $17,080, the dollar value of the benefit or premiums paid for a split-dollar life insurance policy (unrelated to term life insurance coverage) reflecting the present value of the economic benefit of the premiums paid by QUALCOMM during its fiscal year 1998.

     Effective September 23, 1998, the Company assumed QUALCOMM's obligation to pay premiums under an existing split dollar life insurance policy for the benefit of Harvey P. White and his wife. The initial annual premiums are approximately $600,000, and the policy's death benefit is initially $9,800,000. Upon the death of the second to die of Mr. White and his wife, the Company will receive out of the policy's proceeds a full reimbursement of any premiums paid under the policy. The value of the premium paid by QUALCOMM in its fiscal 1998 is reflected in the Summary Compensation Table above.

     The following table shows specified information with respect to options to purchase QUALCOMM Common Stock ("QUALCOMM Options") granted to the Named Executive Officers during QUALCOMM's fiscal 1998:

                 QUALCOMM OPTION GRANTS IN LAST FISCAL YEAR(1)

                          NUMBER OF      % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                          SECURITIES   OPTIONS GRANTED                            AT ASSUMED ANNUAL RATES OF
                          UNDERLYING         TO                                  STOCK PRICE APPRECIATION FOR
                           OPTIONS        QUALCOMM                                      OPTION TERM(3)
                           GRANTED      EMPLOYEES IN     EXERCISE   EXPIRATION   -----------------------------
          NAME              (#)(2)       FISCAL YEAR      PRICE        DATE           5%              10%
          ----            ----------   ---------------   --------   ----------   -------------   -------------
James E. Hoffmann.......     4,000          0.07%         $64.18     12/04/07    $  161,393.93   $  408,971.71
Leonard C. Stephens.....     6,000          0.10%         $64.18     12/04/07    $  242,090.90   $  613,457.57
Harvey P. White.........    75,000          1.23%         $62.35     11/13/07    $2,939,850.37   $7,449,571.43

---------------
(1) Options granted to executive officers by the Company in its fiscal year ending August 31, 1999 will be reported in the Company's Proxy Statement for the Annual Meeting to be held in January 2000, the first annual meeting to occur after the end of fiscal 1999.

(2) Such QUALCOMM options become exercisable according to the following schedule: 20% first become exercisable on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(3) Calculated on the assumption that the market value of the underlying QUALCOMM Common Stock increases at the stated values, compounded annually. Options granted under QUALCOMM's Option Plan generally have a maximum term of ten years. The total appreciation of the options over their ten year terms at 5% and 10% is 63% and 159%, respectively.

                    QUALCOMM AGGREGATED OPTION EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                       OPTIONS AT FISCAL YEAR-END    OPTIONS AT FISCAL YEAR-END
                                SHARES       VALUE                 (#)                         ($)(2)
                              ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
            NAME               EXERCISE       ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
Harvey P. White.............     6,000      $132,540     202,000        162,000      $3,950,860     $1,154,850
Thomas J. Bernard...........         0      $      0      18,000         42,000      $  136,500     $  374,700
James E. Hoffmann...........         0      $      0      19,400         12,600      $  509,560     $  141,310
Daniel O. Pegg..............         0      $      0      10,000         40,000      $        0     $        0
Leonard C. Stephens.........         0      $      0       3,600         20,400      $   45,276     $  181,104

---------------
(1) Company options exercised by the executive officers during the Company's fiscal year ending August 31, 1999 will be reported in the Company's Proxy Statement for the Annual Meeting to be held in January 2000, the first annual meeting to occur after the end of fiscal 1999.

(2) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $51.00 on the last trading day of the fiscal year as reported on the Nasdaq National Market.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Company's Compensation Committee (the "Committee") is composed of three outside Directors: Messrs. Alejandro Burillo Azcarraga, Scot B. Jarvis and Jeffrey P. Williams. Among its other responsibilities, the Compensation Committee develops the compensation policies of the Company, and reviews and approves annual executive officer compensation. In general, the compensation policies adopted by the Committee are designed (i) to attract and retain executives capable of leading the Company to meet its business objectives, and (ii) to motivate the Company's executives to enhance long-term stockholder value.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program is comprised of three primary components: base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options.

     In recognition of the strong demand for executives in the wireless communications industry, the Committee generally intends to set total executive compensation at or above the median levels for comparable positions at similarly sized companies in the wireless communication industry. The Committee also expects that the total compensation for each executive officer will depend upon the Company's performance and the executive's level of responsibility, experience, performance, and contribution to the Company's growth and profitability. The Committee does not anticipate assigning a specific weight to any of the factors described above.

BASE SALARY

     The Compensation Committee expects to set the base salary for executive officers based on salary data relating to markets from which the Company attracts executive talent. There is strong competition for senior level talent in the wireless communication industry. Based on this demand, and the Company's on-going need to attract and retain senior level talent, the Committee expects that base salaries for the Company's executive officers will be set at or above the median level for the Company's industry.

     Each of the Company's six executive officers were employed by QUALCOMM prior to joining the Company. The Committee approved the current base salaries for these executive officers based largely upon their base salaries at QUALCOMM, adjusted in some cases to reflect the greater level of responsibility an executive officer would have at the Company.

ANNUAL CASH INCENTIVE BONUS

     The Company intends to pay bonuses to its executive officers after the end of the fiscal year, based primarily upon the Company's performance during the year, the individual performance of each executive officer, and compensation survey information for executives employed within the Company's market segment.

STOCK OPTION GRANTS

     The Company grants stock options in order to provide long-term incentives, and to align employee and stockholder long-term interest, by creating a direct link between compensation and stockholder return. Stock options are generally granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In order to facilitate the long-term incentives provided by option grants, options become exercisable over five years, with 20% of the shares covered by an option first becoming exercisable at the end of each of the first five years following the date of grant.

     The option exercise period is designed to encourage employees to work for the long-term view of the Company's welfare and to establish their long-term relationship with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued employees.

     The Committee anticipates that the number of options granted to individual executive officers will depend upon the executive's position at the Company, his or her performance prior to the option grant, and market practices within the wireless communication industry. Because a primary purpose of granting options is to provide incentives for future performance and to retain valued employees, the Committee expects to consider the number of shares that are not yet exercisable by an executive under previously granted options when granting additional stock options.

CHIEF EXECUTIVE OFFICER'S SALARY

     The Company hired Harvey P. White, its President and Chief Executive Officer, on September 23, 1998 -- after the end of fiscal 1998. The Committee set Mr. White's base salary at $500,011 per year, an amount which is equal to the base salary he was earning at QUALCOMM immediately prior to his employment by the Company.

                                          COMPENSATION COMMITTEE
                                          Alejandro Burillo Azcarraga
                                          Scot B. Jarvis
                                          Jeffrey P. Williams

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In late September 1998, the Company provided a $17.5 million loan (the "Pegaso Loan") to Pegaso Comunicaciones y Servicios, S.A. de C.V., a Mexican company 96%-owned by Alejandro Burillo Azcarraga, a Company Director and a member of the Board's Compensation Committee. The Pegaso Loan bears interest at the rate of 13% per annum. A principal installment of $7.5 million, plus accrued interest, was repaid on October 29, 1998, as scheduled, and the second principal installment of $10 million, plus accrued interest, is due on or before December 31, 1998. The purpose of the Pegaso Loan was to facilitate investment by Pegaso Comunicaciones y Servicios, S.A. de C.V. in Pegaso Telecomunicaciones, S.A. de C.V. ("Pegaso"), the joint venture in which the Company has an interest, and to ensure that the investors in Pegaso made all capital contribution to Pegaso that were required for the acquisition of Mexican telecommunications licenses on September 30, 1998. The Pegaso Loan is guaranteed by Mr. Burillo and is secured by a pledge of all of the shares of Pegaso Comunicaciones y Servicios, S.A. de C.V. and Mr. Burillo's interest in an unrelated joint venture with QUALCOMM to operate a satellite tracking, management and two-way communications systems for the trucking industry in Mexico.

     The Company has used and expects to continue to use the services of a variety of consultants in connection with business strategies for its U.S. wireless opportunities. Messrs. Jarvis and Williams, directors and members of the Board's Compensation Committee, have also advised the Company with respect to such matters. The Company expects Messrs. Jarvis and Williams to continue to provide services to it, and has begun to discuss entering into an agreement to compensate them for their services. The compensation may take the form of cash and/or equity in Company domestic operations. The discussions are in a preliminary stage.

                               STOCK PERFORMANCE

     The Company was a wholly owned subsidiary of QUALCOMM during its fiscal year ended August 31, 1998. The Company's Common Stock first traded on the Nasdaq National Market, on a when issued basis, on September 23, 1998. The closing price of the Company's Common Stock was $4.50 on that day. After the close of business on September 23, 1998, QUALCOMM distributed the Company's Common Stock to its stockholders as a taxable dividend. The closing price of the Company's Common Stock was $8.00 on September 24, 1998 and $6.03 on November 10, 1998.

                           RELATIONSHIP WITH QUALCOMM

     The Company and QUALCOMM entered into various agreements in connection with the transfer of certain wireless telecommunications businesses (the "Company's Business") from QUALCOMM to the Company, and QUALCOMM's distribution (the "Distribution") of all of the Company's stock to QUALCOMM's stockholders in September 1998. These agreements give QUALCOMM substantial influence over the Company. The most significant of these agreements are briefly summarized below. Each of the summarized agreements has been filed as an exhibit to the Company's Annual Report on Form 10-K.

SEPARATION AND DISTRIBUTION AGREEMENT

     Immediately prior to the Distribution, the Company and QUALCOMM entered into a Separation and Distribution Agreement (the "Separation and Distribution Agreement") regarding the principal transactions required to effect the separation of the companies (the "Separation"). Pursuant to this agreement, QUALCOMM transferred to the Company: the Company's Business; $10 million in cash; approximately $113 million of indebtedness owed to QUALCOMM by certain QUALCOMM operating companies, now the Company's operating companies (the "Operating Companies"); and other related assets. In addition, the Company assumed approximately $74 million of QUALCOMM's funding obligations relating to the Operating Companies; QUALCOMM's rights and obligations to participate in the management of the Operating Companies; and certain accrued liabilities with respect to the Company's employees. The Company also issued QUALCOMM a warrant to purchase 5,500,000 shares of Company Common Stock for approximately $6.11 per share or an aggregate of approximately $33.6 million. The warrant is currently exercisable and remains exercisable until September 2008.

     The Company also agreed in the Separation and Distribution Agreement that, until January 1, 2004, it will deploy only systems using or planning to use specified CDMA technology based on or derived from QUALCOMM's CDMA technology, subject to certain limited exceptions, and will only invest in companies using such CDMA technology, in connection with terrestrial wireless activities. The Separation and Distribution Agreement also granted QUALCOMM a non-exclusive, royalty-free license to any patent rights developed by the Company or any of the Company's affiliates. In addition, pursuant to the Separation and Distribution Agreement, the Company granted QUALCOMM a right of first refusal for a period of three years with respect to proposed transfers by the Company of interests in joint ventures and equity interests included in the Company's Business at the time of the Distribution, subject to preexisting rights of other investors.

CREDIT FACILITY

     The Company and QUALCOMM have also entered into a $265 million secured Credit Facility, which enables the Company to borrow up to $35.2 million from QUALCOMM to meet normal working capital and operating expenses, and up to $229.8 million to make certain identified portfolio investments. The Credit Facility is secured by substantially all of the assets of the Company. Amounts borrowed bear interest at a variable rate equal to LIBOR plus 5.25% per annum and are due and payable in September 2006, subject to earlier payment pursuant to the terms of the Credit Facility. Interest is payable quarterly beginning September 30, 2001 and, prior to such time, accrued interest is added to outstanding principal. The Credit Facility required a 2% origination fee.

     The Credit Facility contains a total debt to total capitalization financial ratio, and includes other operating covenants that place restrictions on the operations of the Company's Business, including restrictions on the Company's ability to incur indebtedness, merge, consolidate or transfer all or substantially all of its assets, make certain sales of assets, create, incur or permit the existence of certain liens and pay dividends.

MASTER AGREEMENT REGARDING EQUIPMENT PROCUREMENT

     The Master Agreement Regarding Equipment Procurement (the "Equipment Agreement") sets forth obligations of the Company and QUALCOMM with respect to the purchase and sale of certain terrestrial-based CDMA infrastructure and subscriber equipment. Pursuant to the Equipment Agreement, the Company agreed that: (i) the Company will purchase from QUALCOMM not less than 50% of the Company's direct requirements for infrastructure and subscriber equipment during the five-year period following the first such purchase; (ii) with respect to each direct or indirect investment by the Company that is made prior to October 2002 in a wireless telecommunications operating entity operating in the United States in which the Company has not previously invested (a "U.S. Operator"), the Company shall cause each such U.S. Operator, as a condition of and prior to making such investment, to enter into an equipment requirements agreement with QUALCOMM that shall require such U.S. Operator to purchase from QUALCOMM not less than 50% of its requirements for infrastructure and subscriber equipment during a five-year period commencing on the date of such investment; and (iii) with respect to each direct or indirect investment by the Company in a U.S. Operator that is made after September 2002, the Company shall exercise its commercially reasonable efforts to cause the U.S. Operator, as a condition of making such investment, to provide QUALCOMM with a reasonable opportunity to bid on such U.S. Operator's requirements for infrastructure and subscriber equipment, and encourage such U.S. Operator to acquire such equipment from QUALCOMM. The purchase obligations described above are imposed upon the Company only if QUALCOMM's bid for such infrastructure equipment or subscriber equipment, as applicable, is on competitive terms and conditions (except that QUALCOMM's bid for such equipment may not be greater than 110% of the lowest competing bid that the Company is willing to accept, taking into account all reasonably quantifiable and/or objective factors associated with the sale and financing of wireless telecommunications equipment and related services, provided, however, that once QUALCOMM has been awarded contracts for an aggregate of $250 million of infrastructure equipment and related services for U.S. systems, the 110% criterion is lowered to 100% for subsequent purchases of infrastructure equipment, and once QUALCOMM has been awarded contracts for an aggregate of $250 million of subscriber equipment for U.S. systems, the 110% criterion is lowered to 100% for subsequent purchases of subscriber equipment).

     Further, until the earlier to occur of (i) September 2002 and (ii) the date on which the Company has received an aggregate $60 million of debt or equity financing (by parties other than QUALCOMM and excluding the proceeds of stock option exercises), so long as QUALCOMM offers equipment on competitive terms and conditions, the Company shall cause each wireless telecommunications operating entity operating outside the United States in which the Company has not previously invested (a "Non-U.S. Operator") in which the Company makes a direct or indirect investment, as a condition of and prior to making such investment, to enter into an equipment requirements agreement with QUALCOMM substantially similar to the agreement that the Company is required to cause U.S. Operators to enter into. With respect to any Non-U.S. Operators in which the Company makes a direct or indirect investment following the applicable period described above, the Company shall use commercially reasonable efforts to cause such Non-U.S. Operator, as a condition of making such investment, to provide QUALCOMM with a reasonable opportunity to bid on such U.S. Operator's infrastructure and subscriber equipment, and encourage such U.S. Operator to acquire such equipment from QUALCOMM.

     All such obligations with respect to equipment purchases shall expire in September 2007, or such sooner date as set forth in the Equipment Agreement.

     To the extent the Company does not attempt to procure, in any instance, such equipment on a competitive basis from multiple prospective vendors, but instead elects to negotiate exclusively with QUALCOMM to supply such equipment, then QUALCOMM agrees to offer and sell such equipment to the Company on a "most favored pricing" basis.

INTERIM SERVICES AGREEMENT

     The Company and QUALCOMM also entered into an Interim Services Agreement immediately prior to the Distribution, which governs QUALCOMM's provision of certain transition services to the Company on an interim basis for an amount equal to the hourly rate of the QUALCOMM employees providing such services, plus associated general and administrative overhead (which is deemed to equal 150% of the hourly rate of the employee), and all out-of-pocket costs and expenses.

EMPLOYEE BENEFITS AGREEMENT

     The Employee Benefits Agreement governs the employee benefit obligations of the Company, including both compensation and benefits, with respect to employees assigned to the Company as of the Distribution Date. Pursuant to this agreement, the Company assumed and agreed to pay all liabilities to former employees of QUALCOMM or its affiliates employed by the Company. In addition, the Company granted options to purchase shares of Company Common Stock to certain holders of options to purchase shares of QUALCOMM Common Stock.

TAX AGREEMENT

     The Tax Agreement generally requires QUALCOMM to pay, and indemnify the Company against, taxes relating to the businesses conducted by QUALCOMM or its subsidiaries, other than the following taxes which the Company will pay and indemnify QUALCOMM against: (i) taxes relating to the Company and its U.S. subsidiaries for periods after the Distribution; (ii) taxes relating to the Company's' non-U.S. subsidiaries or any predecessor or successor thereof for all periods before and after the Distribution, and (iii) taxes arising out of certain actions taken by the Company or any of its subsidiaries that cause adverse tax consequences to QUALCOMM, the Company or their respective subsidiaries with respect to the transactions related to the Distribution, subject to certain limitations.

CONVERSION AGREEMENT

     The Company and QUALCOMM also entered into a Conversion Agreement under which the Company agreed to issue up to 2,271,060 shares of Company Common Stock to holders of the Trust Convertible Preferred Securities (the "Trust Preferred Securities") of QUALCOMM Financial Trust I, a wholly-owned statutory business trust of QUALCOMM, upon the conversion of such securities into QUALCOMM Common Stock. The Company also agreed to file and keep effective a registration statement covering the shares of Company Common Stock issuable upon conversion of the Trust Preferred Securities. The Company will not receive any additional benefit upon the conversion of such Trust Preferred Securities.

                             STOCKHOLDER PROPOSALS

     Proposals that stockholders wish to include in the Proxy Statement for the annual stockholders meeting to be held in 2000 must be received by the Company no later than August 13, 1999 and must satisfy the conditions established by the Securities and Exchange Commission for such proposals. Proposals that stockholders wish to present at the annual stockholders meeting to be held in 2000 (but not include in the related Proxy Statement) must be received by the Company at its principal executive office at 10307 Pacific Center Court, San Diego, California 92121, no later than 5:00 p.m. P.S.T. on November 15, 1999 and must satisfy the conditions for such proposals set forth in the Company's Bylaws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO LEAP WIRELESS INTERNATIONAL, INC., ATTN. INVESTOR RELATIONS, 10307 PACIFIC CENTER COURT, SAN DIEGO, CALIFORNIA 92121.

                                          By Order of the Board of Directors

                                          /s/ HARVEY P. WHITE
                                          -------------------------------------
                                          Harvey P. White
                                          Chairman of the Board,
                                          Chief Executive Officer and President

December 11, 1998

PROXY                                                                      PROXY


                        LEAP WIRELESS INTERNATIONAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 14, 1999


The undersigned hereby appoints Harvey P. White and James E. Hoffmann, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Leap Wireless International, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the San Diego Marriott - La Jolla, 4240 La Jolla Village Drive, San Diego, California 92037, on Thursday, January 14, 1999 at 9:00 a.m. local time and at any and all continuations and adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, on the following matters, in accordance with the following instructions, and on all other matters that may properly come before the meeting. With respect to any matter not known to the Company as of December 1, 1998, such proxies are authorized to vote in their discretion.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    YOUR VOTE IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE,
            AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                   (Continued and to be signed on other side)






                        LEAP WIRELESS INTERNATIONAL, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR
                               AND FOR PROPOSAL 2.

1. To elect two directors to hold office until the 2002 Annual Meeting of Stockholders.

                            For   Withheld    For All
                                              Except nominees written in below.
                            [ ]     [ ]       [ ] _____________________________
                                                  Nominee Exceptions

    NOMINEES:  James E. Hoffmann and Michael B. Targoff

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending August 31, 1999.

                          For        Against      Abstain
                          [ ]          [ ]          [ ]


                                        DATED___________________________________


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature



Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                   [LWI LOGO]
                           10307 Pacific Center Court
                              San Diego, CA 92121
                              www.leapwireless.com
                Investor Relations: Rochelle Bold (619) 882-6222

Dear Leap Wireless Stockholder,

     Enclosed are copies of our Annual Report on Form 10-K for the fiscal year ended August 31, 1998 for Leap Wireless International, Inc. (NASDAQ: LWIN), the Proxy Statement relating to our upcoming Annual Meeting of Stockholders on January 14, 1999, and a proxy card that you can use to vote on matters to be raised at the Annual Meeting. Securities and Exchange Commission (SEC) regulations require Leap Wireless to file and mail to its stockholders an annual report for the 1998 fiscal year even though we were not an independent company at that time.

     Although our fiscal year ended almost a month before our spin-off from Qualcomm Incorporated, 1998 will probably best be remembered by our stockholders as the year in which we became a separately traded public company. But fiscal year 1998 was an important year for Leap -- a year spent selecting partners in Russia and Mexico, acquiring spectrum through our operating companies in Mexico and Australia, and creating and developing new operating companies. And with the global wireless telephone population expected to exceed 300 million subscribers by December, surpassing previous industry forecasts, 1998 was an important year not only for our company, but also for our industry. For companies such as Leap that operate internationally, 1998 was exceptionally significant as more than 80% of this year's wireless growth is expected to occur outside the United States.

WORLDWIDE OPPORTUNITY

     Half the population of the world has never made a phone call. Waiting times for telephone service can range from six months in Mexico to more than 10 years in Russia. So, while the short-term economic outlook in many of our markets may be uncertain, demand for telephone service remains strong. At Leap, we believe that worldwide communication is rapidly becoming wireless. In regions not yet connected by copper, it is the cheapest and fastest way to provide telephone service. We believe that in many countries, wireless service will soon become the norm, eventually surpassing wireline penetration.

MOVING QUICKLY TOWARDS NETWORK BUILD-OUT

     Although many members of Leap's management team are now on board, we are continuing to add executives and managers with extensive experience in deploying wireless systems around the world, and we are continuing to recruit professionals with experience in finance, marketing, back office systems and other wireless operations functions. This will allow us to position ourselves to take advantage of worldwide wireless growth and move aggressively on network build-outs and system launches.

1998 IN REVIEW

     1998 was a busy year for the operating companies that comprise Leap Wireless. In the spring and summer of 1998, Leap's Australian operating company, OzPhone, acquired spectrum covering three regions of Australia for $1.16 a person. Also, this year, Chilesat PCS, our Chilean operating company, completed the build-out of a nationwide PCS system and in September became the first Leap Wireless system in commercial operation.

     Last May, Pegaso, Leap's Mexican joint venture, acquired a nationwide PCS license in Mexico, with a population of 99 million, for $2.60 per person. In contrast, some winners in the recent Brazilian spectrum auction paid more than $44 per person. And by the end of the fiscal year, Metrosvyaz, one of Leap's Russian operating companies, had signed more than half a dozen agreements with local Russian telephone companies to use wireless infrastructure to provide basic telephone service to areas covering more than 21 million people.

PRIORITIES FOR 1999

     While our networks are in the development or early launch stages and require substantial up-front investment, we believe that they represent a solid basis for the creation of stockholder value. In the coming year we will focus intensely on building our subscriber base in Chile and successfully launching our systems in Mexico, Russia and the United States, where we recently filed an application with the Federal Communications Commission to acquire spectrum covering 3.3 million people in North and South Carolina. We plan to launch our initial U.S. system based on our limited mobility concept by the middle of 1999.

     Our credit facility from Qualcomm will allow us to invest approximately $200 million over the next twelve to fifteen months in growing our operating companies. In addition, we currently estimate that our operating companies will need approximately $200 million in working capital (in addition to the vendor financing currently committed) over the same time period in order to aggressively expand the networks and take full advantage of market position. We are hopeful that the public debt and equity markets will be available to Leap Wireless and our operating companies by the middle of next year. In the meantime, we are also actively exploring private equity, bank sources and other financing alternatives.

     Deploying and expanding our networks, adding customers and securing the financial resources necessary to fully implement our business plans will be our core focus in 1999. We are excited about the coming year and appreciate your continued support. We look forward to keeping you updated on our progress.

     Finally, I want to conclude by thanking you, our stockholders, for your support, and the Leap Wireless team and all the employees at each of our operating companies for our progress to date. Along with our vendors and partners, they are the key ingredients to Leap's future success.

                                          Sincerely,

                                          /s/ HARVEY P. WHITE
                                          Harvey P. White
                                          Chairman of the Board,
                                          Chief Executive Officer and President